UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 22, 2002

REDBACK NETWORKS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25853 (Commission File Number)	77-0438443 (I.R.S. Employer Identification Number)

300 Holger Way
San Jose, CA 95134
(408) 750–5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

On May 22, 2002, Redback Networks Inc., a Delaware corporation (“Redback”), announced that Nokia Networks, the infrastructure arm of Nokia Corporation (“Nokia”) and Redback Networks Inc. had entered into a strategic relationship including an expanded distribution agreement and an agreement to cooperate on technology development and product solutions. Furthermore, Nokia purchased a 10 percent stake of unregistered common stock in Redback with an option to purchase an additional amount from Redback to increase its ownership of Redback’s outstanding common stock to less than 20 percent. A Nokia representative, Ari Lehtoranta, Senior Vice President, Nokia Broadband Systems, has been elected to the Redback Board of Directors.

The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business contained in the press release are “forward-looking” rather than “historic.” The press release also states that these and other risks relating to Redback’s business are set forth in the documents filed by Redback with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, and the other reports filed from time to time with the Securities and Exchange Commission.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    EXHIBITS.

99.1    Press Release dated May 22, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: May 22, 2001	By:	/s/ Dennis P. Wolf
Dennis P. Wolf Senior Vice President of Finance and Administration, Chief Financial Officer